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Exhibit 10.26

DATED 17th October 2002

(1) ONYX SOFTWARE (UK) LIMITED

and

(2) LAWSON SOFTWARE INC.

UNDERLEASE
re Building C, Trinity Court
Wokingham, Bracknell, Berkshire

McClure Naismith
Pountney Hill House
6 Laurence Pountney Hill
London EC4R 0BL
Tel No: 020 7623 9155
Fax No: 020 7623 9154
Ref: JF/IB/8328.7

        THIS UNDERLEASE is made the 17th day of October 2002

        BETWEEN:

        (1)  ONYX SOFTWARE (UK) LIMITED (Company Number 02230947) c/o Taylor Johnson Garrett, Carmalite, 50 Victoria Embankment, Blackfriars, London EC44 0DX ("the Landlord") and

        (2)  LAWSON SOFTWARE INC. (Company Number FC15367) c/o Kidd Rapinet Solicitors, 33 Queen Street, Maidenhead, Berkshire ("the Tenant")

        NOW IT IS AGREED as follows:

        1    DEFINITIONS AND INTERPRETATION    For the purposes of this Underlease the terms defined in this clause have the meanings specified.

          1.1    Consent    Where under the terms of this Underlease the consent of the Landlord is required for any act or matter, the consent of the Superior Landlord under the terms of the Headlease is also to be required wherever requisite, provided that nothing in this Underlease is to be construed as imposing on the Superior Landlord any obligation not to refuse his consent unreasonably, or as indicating that such an obligation is imposed on the Superior Landlord by virtue of the terms of the Headlease.

          1.2    The Headlease

            1.2.1    Definition    The Headlease means the lease under which the Landlord holds the Premises dated 16th day of June 2000 and made between (1) Glasgow City Council ("the Head Landlord") and (2) Onyx Software (UK) Limited ("the Tenant") for a term of 16 years commencing on 25 March 2000 and which is annexed hereto.

            1.2.2    Interpretation    The term "the Headlease" includes any lease superior to the Headlease;

            1.2.3    Terms of this Underlease    This Underlease is made upon the same terms and subject to the same covenants, provisos and conditions as are contained in the Headlease except as to the rent and the term of years granted therein so that this Underlease is to be construed and take effect as if those terms, covenants, provisos and conditions were except as above repeated in this Lease in full with such further modifications only as are necessary to make them applicable to the parties to this Lease.

          1.3    Interpretation of "the Superior Landlord"    The expression "the Superior Landlord" includes its successors in title and all other superior landlords however remote.

          1.4    Interpretation of "this Underlease"    The expression "this Underlease" includes, unless expressly stated to the contrary, any document supplemental to or collateral with this document or entered into in accordance with this document to include but not limited to a rent deposit Deed made between (1) the Landlord and (2) the Tenant and dated the 17th day of October 2002.

          1.5    The Term    The term of years from the 19th day of August 2002 and expiring on 21 March 2016 subject to the Tenant's right to determine this Underlease contained herein.

          1.6    Rent Commencement Date    19th day of February 2003.

          1.7    Rights exercisable under the Headlease    Reference to any right exercisable by the Landlord, or any right exercisable by the Tenant in common with the Landlord, is to be construed as including, where appropriate, reference to the exercise of the right by the Superior Landlord and all persons authorised by him in common with all other persons having a like right.

          1.8  The definitions and the provisions for interpretation described or referred to in the Head Lease shall apply to this Underlease as if the same were set out herein in full save as varied or extended by these definitions described above Save That should there be any dispute or ambiguity over the meaning affect or intent of the definitions set out in the Head Lease and in this Underlease then the definitions in the Head Lease shall be applied.

        2    DEMISE

          2.1  All that property known as Building C, Trinity Court, Wokingham Road, Bracknell, Berkshire as more particularly defined and described in the Headlease and including the 91 car parking space (and facilities) as more particularly demised in the Headlease ("the Demised Premises"). In consideration of the payment of the rents and the performance of the covenants on the part of the Tenant hereinafter reserved and contained the Landlord demises the Demised Premises to the Tenant TOGETHER WITH for the benefit of the Tenant the rights specified in the Headlease but EXCEPTING AND RESERVING to the Landlord the Superior Landlord and all persons authorised by them the rights specified in the Headlease SUBJECT TO and (as the case may be) with the benefit of all rights easements quasi-easements privileges covenants restrictions and stipulations of whatsoever nature affecting the Demised Premises including all such rights and matters contained or referred in the Headlease TO HOLD the Demised Premises unto the Tenant for the Term YIELDING AND PAYING unto the Landlord during the Term:

          2.2  From the rent commencement date the Tenant shall pay to the Landlord the annual rent of FIVE HUNDRED AND FIFTY SEVEN THOUSAND TWO HUNDRED AND NINETY THREE POUNDS EIGHTY NINE PENCE (£557,293.89) subject to review as provided under the Headlease [or any interim rent payable under the Landlord and Tenant Act 1954] on the days and in the manner set out in the Headlease and shall not exercise or seek to exercise any right or claim to withhold rent, or any right or claim to legal or equitable set off.

          2.3  The Tenant shall pay VAT on the rent paid under the terms of this Underlease;

          2.4  By way of additional rents the Tenant agrees with the Landlord to pay:

            2.4.1  The Insurance Rent, the Service Charge Estimate, the Service Charge Balance, any VAT payable on those sums and interest in accordance with clause 10.7 of the Headlease in four equal instalments in advance on the quarter days as specified in the Headlease and upon written demand by the Landlord and any other such rent that may fall due under the terms of the Headlease upon written notice being received.

        3    THE TENANT'S COVENANTS    The Tenant covenants with the Landlord to observe and perform the requirements of this clause 3.

          3.1    Rents    To pay the Reserved Rents and the rent as reviewed in accordance with the Head Lease at the times and in the manner aforesaid without any deduction (except for any tax required by statute or otherwise required by law to be deducted) and not to exercise or seek to exercise any right or claim to withhold payment or any right or claim to legal or equitable set-off and if the Landlord so requires to pay the Reserved Rents by banker's standing order.

          3.2    Observation and performance of the covenants and conditions contained in the Headlease    The Tenant shall observe and perform the covenants and conditions on the part of the tenant contained in the Headlease so far as they relate to the Premises except in so far as the Landlord expressly covenants in this Underlease to observe and perform them and shall indemnify the Landlord from and against any actions, proceedings, claims, damages, costs, expenses or losses arising from any breach, non-observance or non-performance of those covenants and conditions.

          3.3    Repair and decoration    The Tenant shall observe and perform the covenants and conditions as to repair and decoration on the part of the tenant contained in the Headlease so far as they relate to the Premises and shall indemnify the Landlord from and against all losses and any actions, proceedings, claims, damages, costs, expenses or losses arising from any breach, non-observance or non-performance of those covenants and conditions both during and at the end of the Term.

          3.4    Access    The Tenant shall permit the Landlord and all persons authorised by it, including agents, professional advisers, contractors, workmen and others, to enter the Premises on reasonable prior notice at reasonable times during normal working hours except in emergency for any reasonable purpose that is in the opinion of the Landlord necessary to enable it to comply with the covenants and the conditions on its part contained in the Headlease.

          3.5    Costs of applications, notices and recovery of arrears    The Tenant shall pay to the Landlord all reasonable costs, fees, charges, disbursements and expenses including without prejudice to the generality of the above those payable to counsel, solicitors, surveyors and bailiffs properly and necessarily incurred by the Landlord in relation to or incidental to

            3.5.1  every application made by the Tenant for a consent or licence required by the provisions of this Lease, whether it is granted, refused or offered subject to any qualification or condition or the application is withdrawn;

            3.5.2  the contemplation, preparation and service of a notice under the Law of Property Act 1925 section 146 or the contemplation or taking of proceedings under section 146 or 147 of that Act, even if forfeiture is avoided otherwise than by relief granted by the court;

            3.5.3  the recovery or attempted recovery of arrears of rent or other sums due under this Underlease;

            3.5.4  any steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or after the end of the Term;

        4    FORFEITURE

          4.1  If any of the events set out in clause 19.2 of the Headlease occurs, the Landlord may forfeit this Underlease and re-enter the Premises. The term will then end, but without prejudice to any claim which the Landlord may have against the Tenant or a Guarantor for any failure to comply with the terms of this Lease.

          4.2  Events giving rise to the Landlord's right of re-entry

            4.2.1  the rent or any other sum payable under the lease has not been paid 15 working days after it became due, whether (but in the case of rent only) formally demanded or not.

            4.2.2  the Tenant or any Guarantor has failed to comply with the terms of this Lease within 7 working days of notification of breach.

            4.2.3  The Tenant or any Guarantor, if an individual (or if more than one individual then any one of them):

              4.2.3.1  is the subject of a bankruptcy petition;

              4.2.3.2  is the subject of an application for an interim order under Part VIII of the Insolvency Act 1986; or

              4.2.3.3  enters into any composition moratorium or other arrangement with its creditors, whether or not in connection with any proceedings under the Insolvency Act 1986; or

            4.2.4  in relation to a Tenant or any Guarantor which is a body corporate (or if more than one body corporate then any one of them):

              4.2.4.1  a proposal for a voluntary arrangement is made under Part I of the Insolvency Act 1986 or the directors of the Tenant or Guarantor resolve to make such a proposal;

              4.2.4.2  a petition for an administration order is presented under Part II or the Insolvency Act 1986 [or the directors of the Tenant or Guarantor resolve to present such a petition];

              4.2.4.3  a receiver (including a receiver under Section 101 of the Law of Property Act 1925) or manager or administrative receiver of its property (or part of it) is appointed;

              4.2.4.4  a resolution for its voluntary winding up is passed under Part IV of the Insolvency Act 1986 or as meeting of its creditors is called for the purpose of considering that it be wound up voluntarily (in either case, other than a voluntary winding up whilst solvent for the purposes of and followed by a solvent reconstruction or amalgamation);

              4.2.4.5  a petition for its winding up is presented to the court under Part IV or by virtue of Part V of the Insolvency Act 1986 or a resolution is passed that it be wound up by the court; or

              4.2.4.6  an application is made under section 425 of the Companies Act 1985.

            4.2.5  The Tenant or any Guarantor which is a body corporate (of if more than one body corporate then any of them):

              4.2.5.1  enters into any arrangement, moratorium or composition (other than any referred to above) with its creditors; or

              4.2.5.2  is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution) save as a result of a company reorganisation.

        5    ALIENATION    The Tenant shall not deal with or dispose of its interest in this Underlease, or part with possession of the whole or any part of that interest or permit any person to occupy the Premises except by way of an assignment or charge of the whole of its interest in the Premises or of an underletting of the whole of it's interest or a permitted part under the terms of the Head Lease which may only be made with the Superior Landlord and Landlord's consent, such consent not to be unreasonably withheld or delayed.

          5.1  The Landlord and the Tenant agree that for the purposes of Section 19(1.A) of the Landlord and Tenant Act 1927 the Superior Landlord and Landlord may refuse consent to an assignment in any of the following circumstances:

            5.1.1  that the rent that has become due from the Tenant under this Lease remains unpaid;

            5.1.2  if the Superior Landlord and Landlord have reasonably determined that the Assignee is not of sufficient financial standing to pay the rent and to comply with the tenant's obligations in this Lease (except where reasonably acceptable security for such payments and such obligations is provided);

            5.1.3  if, where the obligations of the Tenant have been guaranteed by a member of the same group as the Tenant, the Assignee is another member of that group.

          5.2  The Landlord and the Tenant agree that, for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927, the Superior Landlord and Landlord may give consent to an assignment subject to all or any of the following conditions:

            5.2.1  that the Tenant enters into an authorised guarantee agreement no later than the date of the Assignment, which agreement is to be by deed, is to provide for a guarantee of all the obligations of the Assignee under this Lease from the date of the Assignment with the Assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995, and which provides for all the matters permitted by Section 16(5) of that Act and which is otherwise in accordance with Section 16 of that Act and in a form reasonably required by the Superior Landlord and the Landlord.

            5.2.2  that, where reasonably required by the Superior Landlord and the Landlord, the Assignee shall either procure a guarantor or guarantors, acceptable to the Superior Landlord (acting reasonably) and the Landlord, to enter into a full guarantee and indemnity of the Assignee's obligations under this Lease, such guarantee and indemnity to be by deed and to be in the form of clause 23 (Guarantee and Indemnity) of the Headlease with such additions and amendments as are necessary to reflect that the guarantee and indemnity is being entered into by separate instrument and after the date of this deed or as are reasonably required by the Superior Landlord and the Landlord or shall provide a rent deposit on such terms and in such amount as the Landlord and the Superior Landlord shall reasonably require;

            5.2.3  that, if at any time before the completion of the Assignment the circumstances set out in clause 15.2.4 of the Headlease, the Superior Landlord and Landlord may revoke consent to the Assignment by written notice to the Tenant;

            5.2.4  that the Assignment is completed within such time as may reasonably be specified by the Superior Landlord and the Landlord;

            5.2.5  that the proposed assignee to any Underlease enters into a covenant with the Superior Landlord to comply with the terms of the Lease on the part of the Tenant, other than as to the payment of any rent or other sums reserved as rent by this Lease, and to comply with the obligations of the Tenant in the Head Lease and the Underlease, from the date the Assignment of the Underlease is completed throughout the term of the Underlease and (if applicable) any continuation of the tenancy created by the Underlease or until the assignee of the Underlease is released by virtue of the Landlord and Tenants (Covenants) Act 1995, if sooner;

          5.3  The Landlord and the Tenant agree that, where any provision of clause 15.2.4 of the Headlease is framed by reference to any matter failing to be determined by the Landlord, the Tenant may at any time after the Landlord has determined the matter, refer the determination to a Surveyor for review:

            5.3.1  the Surveyor will act as an expert and determine the matter as at the date of the Landlord's determination;

            5.3.2  the Landlord and the Tenant shall as soon as practicable jointly instruct the Surveyor to make the determination within a reasonable time, and to make a direction as to the payment of the Surveyor's costs (including the costs of appointment);

            5.3.3  the Surveyor shall be instructed to give the Landlord and the Tenant reasonable opportunity (but not more than 10 working days) to make written representations and counter-representations as to any matter referred for review, but will not be fettered by any such representations or counter-representations made;

            5.3.4  any representation or counter representation supplied to the Surveyor shall be copied to the other party at the same time;

            5.3.5  the decision of the Surveyor will be final and binding;

            5.3.6  the costs of the Surveyor (including the costs of appointment) shall be paid by the Landlord and the Tenant in such proportions as the Surveyor directs;

            5.3.7  if the Tenant has not paid any costs required to be paid under this clause within 10 working days of having been required to pay them, the Landlord may pay such costs which will be deemed due as additional rent and recoverable as rent in arrears); and

            5.3.8  the Landlord will not be liable to the Tenant for any failure of the Surveyor to determine the matter in accordance with this clause.

          5.4  The foregoing shall not limit the right of the Superior Landlord and the Landlord to refuse consent to an assignment on any other reasonable ground.

        6    RENT REVIEW

          6.1  The first review date will be 25 March 2005 and every fifth anniversary of that date and any other date when the rent may be reviewed under the terms of the Headlease (notwithstanding that the review of the rent will be subject to the provisions of clause 9 of the Headlease);

          6.2  The Landlord and the Tenant agree that where the review of the rent in the Underlease is referred to a third party for determination, the Tenant will be allowed to make representations and counter-representations to that third party on behalf of the Landlord as to the reviewed rent to be payable under the Underlease.

          6.3  The Landlord and the Tenant will ensure that any decision as to whether that third party is to act as arbitrator or expert is made with the Superior Landlord's consent;

          6.4  The Landlord will give the Superior Landlord reasonable opportunity to supply evidence in respect of any submission under clause 6.2 hereof by giving reasonable notice to him of any dispute in respect of the rent review or the reviewed rent and will at all times report any findings, decisions, adjudications or agreements following from the rent review to the Superior Landlord.

          6.5  The Landlord shall conduct the rent review procedure to be conducted for the review of the rent under the Superior Lease and the Landlord shall keep the Tenant fully informed of the negotiations taking place and/or such determination of the rent under review whether by arbitration or otherwise as may occur.

          6.6  Whilst the Landlord shall have the conduct of the negotiations for the review of rent the Landlord shall take account of reasonable and relevant representations of the Tenant in its negotiations with the Superior Landlord in the agreement or determination of the rent to be paid under the Superior Lease.

          6.7  The Landlord shall further give written notice to the Tenant of its intention to agree with the Superior Landlord the rent under review ("the New Rent") and give to the Tenant an opportunity to dispute the New Rent but if no response shall be received from the Tenant within 21 days of such notice then the Landlord is authorised (on behalf of the Tenant) to agree the Rent Review with the Superior Landlord but if the Tenant disputes (on reasonable and relevant grounds) such New Rent then the Landlord shall continue to make representations to the Superior Landlord until the New Rent shall be agreed but if no agreement can be reached then the same shall be determined by a third party in accordance with the provisions of the Head Lease.

          6.8  When the New Rent has been agreed or a rent has been determined under the provisions of the Head Lease then such rent shall be the rent payable on the relevant rent review date under this Underlease.

          6.9  The Landlord shall notify the Tenant immediately of the agreement or the determination of the rent to be reviewed whether by arbitration or by an expert and thereafter the Landlord shall prepare a memorandum of the rent to be paid by the Tenant hereunder in duplicate which each party shall then sign and exchange and each party shall be responsible for its own costs and expenses incurred in connection with the preparation and execution of such memorandum.

        7    THE HEADLEASE

          7.1    Covenant to pay the Headlease rents    The Landlord shall pay the rent, the Insurance rent, the Service Charge estimate, the Service Charge Balance, any VAT thereon and all other monies due and payable by the Landlord (as Tenant) under the Headlease, and must perform, so far as the Tenant is not liable for such performance under the terms of this Underlease, the covenants and conditions on the part of the tenant contained in the Headlease, indemnifying the Tenant and keeping him indemnified against all actions, claims, proceedings, costs, expenses and demands in any way relating to the Headlease.

        8    THE LANDLORD'S COVENANTS

          8.1    Quiet Enjoyment    That as long as the Tenant pays the reserved rents and complies with the terms of this Underlease and the convenants and obligations of the Headlease the Tenant may enjoy the Demised Premises peaceably during the term without any interruption (save as authorised by this Underlease) by the Landlord or any person lawfully claiming under or in trust for the Landlord;

          8.2    Enforcement of Headlease covenants    On the request and at the expense of the Tenant, the Landlord must take all reasonable steps to enforce the covenants of the part of the Superior Landlord contained in the Headlease.

          8.3    Consents under the Headlease to be obtained    The Landlord must take all reasonable steps at the Tenant's expense to obtain the consent of the Superior Landlord whenever the Tenant makes application for any consent required under this Sublease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Underlease and the Headlease.

        9    DETERMINATION OF UNDERLEASE

          9.1    Tenants Option to Determine

            9.1.1  The Tenant may determine this Underlease on the seventh anniversary of the date of commencement of the Term provided that written notice is served on the Landlord or their Solicitors and such notice is given not less than nine months prior to the date for determination and further provided that the Tenant has paid the rent reserved and payable hereunder and on the expiry of such notice the Term is to cease and determine immediately but without prejudice to any rights or remedies of either party in respect of any breaches of covenant and other obligations that may have occurred.

            9.1.2  Where the Tenant gives notice to determine the Lease under clause 9.1.1 hereof the Tenant shall on the expiry of such notice pay to the Landlord a sum equivalent to four months rent then currently reserved and payable under this Underlease.

        10    SIGNS    The Tenant shall be permitted to display a signs in the same position as and as a replacement for the Landlord's signs at the Demised Premises.

        11    CERTIFICATE

          11.1 It is hereby certified that there is no agreement for lease to which this Underlease takes effect.

        12    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999    Unless expressly stated to the contrary nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

        13    NEW LEASE    This Underlease is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995.

        IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

EXECUTED AS A DEED by
ONYX SOFTWARE (UK) LIMITED
acting by a Director and
the Secretary/two Directors

Director	/s/
Director/Secretary	/s/

SIGNED AS A DEED by the duly authorised signatory of
LAWSON SOFTWARE INC
as a Deed in the presence of:

Director	/s/ BOB BARBIERI CFO
Director/Secretary

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  Exhibit 10.26